Exhibit (a)(1)(iv)

LETTER TO CLIENTS

PARTNERRE LTD.

EXCHANGE OFFERS FOR

All Outstanding

6.50% Series D Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603409)

For New

6.50% Series G Cumulative Redeemable Preferred Shares, $1.00 par value,

All Outstanding

7.25% Series E Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603508)

For New

7.25% Series H Cumulative Redeemable Preferred Shares, $1.00 par value,

All Outstanding

5.875% Series F Non-Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603128)

For New

5.875% Series I Non-Cumulative Redeemable Preferred Shares, $1.00 par value of

PartnerRe Ltd

Pursuant to the Offering Memorandum dated April 1, 2016

THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 29, 2016, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME FOR EACH EXCHANGE OFFER, AS MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE EXISTING PREFERRED SHARES HAVE BEEN ACCEPTED FOR EXCHANGE.

THERE ARE NO GUARANTEED DELIVERY PROCEDURES PROVIDED FOR BY US IN CONJUNCTION WITH THE EXCHANGE OFFERS.

To our Clients:

Enclosed for your consideration is the offering memorandum dated April 1, 2016 (as it may be supplemented or amended from time to time, the “Offering Memorandum”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offers (the “exchange offers”) by PartnerRe Ltd. (the “Company”), to exchange any and all of the Company’s outstanding 6.50% Series D Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series D Preferred Shares”) for the Company’s 6.50% Series G Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series G Preferred Shares”), any and all of the Company’s outstanding 7.25% Series E Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series E Preferred Shares”) for the Company’s 7.25% Series H Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series H Preferred Shares”) and any and all of the Company’s outstanding 5.875% Series F Non-Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series F Preferred Shares”) for the Company’s 5.875% Series I Non-Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series I Preferred Shares”) (we collectively refer to Series D Preferred Shares, Series E Preferred Shares and Series F Preferred shares as “existing preferred shares” and to Series G Preferred Shares, Series H Preferred Shares and Series I Preferred Shares as “new preferred shares”).

Upon the terms and subject to the conditions set forth in the Offering Memorandum, dividends on new preferred shares will begin to accrue and, in the case of Series G Preferred Shares and Series H Preferred Shares, shall be fully cumulative from, March 1, 2016, which is the first day of the current dividend period of the existing preferred shares. If your existing preferred shares are validly tendered and accepted for exchange, you will lose the right to receive any accrued dividends for past or current dividend periods on such existing preferred shares.

As set forth in the Offering Memorandum, the terms of each new preferred share will be identical in all material respects to the existing preferred shares, except that the new preferred shares will reflect, subject to certain exceptions, an extended redemption date of the fifth anniversary of the date of issuance of the new preferred shares. In addition, consistent with the restrictions set forth in the merger agreement (as defined in the Offering Memorandum), the certificates of designation of the new preferred shares will reflect a restriction providing that (subject to certain exceptions), following the issue date of the new preferred shares until December 31, 2020, Distributions (as defined below) with respect to any fiscal quarter shall be less than, in the aggregate, 67% of the Company’s net income (“Net Income”), as determined in accordance with United States generally accepted accounting principles, during such fiscal quarter (such amount, the “Distributable Amount”). Notwithstanding the foregoing, with respect to the first fiscal quarter immediately following March 18, 2016, the “Distributable Amount” shall be defined as the sum of (x) 67% of the Company’s Net Income during such fiscal quarter, plus (y) (A) 67% of the Company’s Net Income during the 2015 fiscal year, minus (B) the sum of (1) the aggregate amount of ordinary course quarterly cash dividends on the common shares paid during the 2015 fiscal year plus (2) the aggregate amount paid by the Company during the 2015 fiscal year to repurchase the common shares (the “Initial Distributable Amount”). If the Company does not make aggregate Distributions of all of the Distributable Amount during any fiscal quarter, such remaining amount shall carryover and be available for Distributions in subsequent fiscal quarters, regardless of the Company’s Net Income during such subsequent fiscal quarters. “Distributions” is defined to include (i) dividends or other distributions declared or paid or set apart for payment upon common shares or any other capital shares ranking junior to the preferred shares and (ii) the redemption, purchase or other acquisition of common shares or any other capital shares ranking junior to the preferred shares.

The foregoing description of the new preferred shares does not purport to be complete and is qualified in its entirety by reference to the Certificates of Designation. The Offering Memorandum more fully describes the exchange offers and the new preferred shares. Capitalized terms used but not defined herein have the respective meaning given to them in the Offering Memorandum.

This material is being forwarded to you as the beneficial owner of the existing preferred shares carried by us in your account, but not registered in your name. A tender of such existing preferred shares can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender existing preferred shares.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the existing preferred shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Memorandum and Letter of Transmittal.

The exchange offers will expire at 5:00 p.m., New York City time, on April 29, 2016, unless extended or earlier terminated by the Company. If you desire to exchange your existing preferred shares in the exchange offers, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the existing preferred shares on your behalf at or prior to the expiration date in accordance with the provisions of the exchange offers. Any existing preferred shares tendered pursuant to the exchange offers may be withdrawn at any time at or prior to the expiration date.

Your attention is directed to the following:

1.	The exchange offers are described in and subject to the terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

2.	The exchange offers are for any and all existing preferred shares.

3.	Subject to the terms and conditions of the exchange offers, the Company will accept for exchange promptly following the expiration date all existing preferred shares validly tendered and will issue new preferred shares promptly after such acceptance.

4.	Any transfer taxes incident to the transfer of existing preferred shares from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

5.	The exchange offers expire at 5:00 p.m., New York City time, on April 29, 2016, unless extended or earlier terminated by the Company. If you desire to tender any existing preferred shares pursuant to the exchange offers, we must receive your instructions in ample time to permit us to effect a tender of the existing preferred shares on your behalf at or prior to the expiration date.

Pursuant to the Offering Memorandum, you acknowledge that the exchange offers are being made in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) to exempt the exchange offers from the registration requirements of the Securities Act and upon Section 18(b)(4) of the Securities Act to exempt the exchange offers from the registration and qualification requirements of state securities laws.

The enclosed “Instructions to Registered Holder from Beneficial Owner” form contains an authorization by you, as the beneficial owner of existing preferred shares, for us to make, among other things, the foregoing acknowledgments on your behalf.

We urge you to read the enclosed Offering Memorandum and Letter of Transmittal in conjunction with the exchange offers carefully before instructing us to tender your existing preferred shares. If you wish to tender any or all of the existing preferred shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto.

None of the existing preferred shares held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” shall constitute an instruction to us to tender ALL of the existing preferred shares held by us for your account.

PARTNERRE LTD.

Instructions to Registered Holder

from Beneficial Owner

of

6.50% Series D Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603409)

7.25% Series E Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603508)

5.875% Series F Non-Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603128)

The undersigned hereby acknowledges receipt of the offering memorandum dated April 1, 2016 (as it may be supplemented or amended from time to time, the “Offering Memorandum”) of PartnerRe Ltd. (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offers (the “exchange offers”) to exchange any and all of the Company’s outstanding 6.50% Series D Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series D Preferred Shares”) for the Company’s 6.50% Series G Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series G Preferred Shares”), any and all of the Company’s outstanding 7.25% Series E Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series E Preferred Shares”) for the Company’s 7.25% Series H Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series H Preferred Shares”) and any and all of the Company’s outstanding 5.875% Series F Non-Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series F Preferred Shares”) for the Company’s 5.875% Series I Non-Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series I Preferred Shares”) (we collectively refer to Series D Preferred Shares, Series E Preferred Shares and Series F Preferred shares as “existing preferred shares” and to Series G Preferred Shares, Series H Preferred Shares and Series I Preferred Shares as “new preferred shares”).

This will instruct you, the registered holder, as to the action to be taken by you relating to the exchange offers with respect to the existing preferred shares held by you for the account of the undersigned, on the terms and subject to the conditions in the Offering Memorandum and Letter of Transmittal.

The aggregate number of the existing preferred shares held by you for the account of the undersigned is (fill in the amount):

$         of the 6.50% Series D Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603409)

$         of the 7.25% Series E Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603508)

$         of the 5.875% Series F Non-Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603128)

With respect to the exchange offers, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following existing preferred shares held by you for the account of the undersigned (insert number of existing preferred shares to be tendered, if less than all):

$         of the 6.50% Series D Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603409)

$         of the 7.25% Series E Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603508)

$         of the 5.875% Series F Non-Cumulative Redeemable Preferred Shares, $1.00 par value (CUSIP No. G68603128)

☐	NOT to tender any existing preferred shares held by you for the account of the undersigned.

If the undersigned is instructing you to tender the existing preferred shares held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

•	to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and acknowledgments contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the existing preferred shares.

•	to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

•	to take such other action as necessary under the Offering Memorandum or the Letter of Transmittal to effect the valid tender of existing preferred shares.

SIGN HERE

Name of Beneficial Owner:

Signature:

Capacity (full title) (1):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

☐	CHECK HERE IF YOU ARE A BROKER DEALER

Date:

(1)	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.